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                                                                 Exhibit 10.32
                                                                 -------------

*Note: Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

                               Joint Marketing and
                         Sales Representation Agreement

         This Agreement is entered into as of May 17, 2000, ("Effective Date") between CONCUR TECHNOLOGIES, INC., a Delaware corporation having its main office at 6222 - 185th Avenue Northeast, Redmond, Washington 98052 ("Concur"), and ADP, INC., a Delaware corporation by and through the Major Accounts Division of its Employer Services Group, with offices at 4 Becker Farm Road, Roseland, New Jersey 07068 ("ADP") (each a "Party," together the "Parties"). For the avoidance of doubt, the term "ADP" as used each and every time in this Agreement shall refer only to the Major Accounts division of ADP, Inc.

                                    RECITALS

         WHEREAS, Concur distributes, markets and makes available travel and expense management software products to third parties licensed to use such products at certain Internet web sites; and

         WHEREAS, ADP wishes to market and sell certain of Concur's software products and services through a phased pilot marketing and sales program (the "Pilot") and then roll out a marketing and sales program [ * * * ]; and

         WHEREAS, the Parties desire to enter to set forth the terms and conditions under which ADP will market and sell certain of Concur products and services under the Pilot and the marketing and sales program; and

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1.       DEFINITIONS

         1.1 "ADP Clients" include companies receiving ADP's payroll, human resources, or other ADP products or services.

         1.2 "ADP-acquired Client" includes companies that have purchased a Concur Product in the Territory and for which ADP has forwarded to Concur a Concur User Agreement and Sales Order form.

         1.4 "Concur Marks" means the Trademarks of Concur set forth on Exhibit A, as such may be periodically revised and supplemented
               ---------
               by Concur upon written notice to ADP.

         1.5 "Concur Products" include Concur's web-based expense management products, including but not limited to Concur eWorkplace.com(TM)(excluding the procurement,

**Note: Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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               travel network and employee advantage components thereof), Concur
               Expense(TM) and associated administrative and reporting tools (together with any new expense products or services offered by Concur) and any additional Concur products mutually agreed to by the parties in writing.

     1.6 "Concur Promotional Materials" means any Concur promotional literature or other marketing materials furnished by or on behalf of Concur.

     1.7 "Confidential Information" means any information concerning either Party's Intellectual Property Rights or other proprietary information concerning its business, technology or products (including this Agreement) or any other information of either Party which is reasonably understood to be confidential by the other Party to whom it has been disclosed.

     1.8 "Intellectual Property Rights" means patent rights (including but not limited to rights in patent applications or disclosures and rights of priority), copyright rights , trade secret rights, trademark rights, rights of privacy and publicity, and any other intellectual property rights that are protected or protectable under the laws of the United States of America, any states of the United States of America, any country other than the United States of America, any political subdivision of any of the foregoing or any other governmental authority having jurisdiction.

     1.9 "Joint Marketing Materials" means marketing materials developed jointly by Concur and ADP under this Agreement regarding Concur Products and service and ADP products and services.

     1.10 "Person" means an individual, business organization, partnership, limited liability company, corporation or other entity.

     1.11 "Territory" means the [ * * * ]selected by ADP to market and sell the Concur Products, as identified in Exhibit B, as such may be revised and supplemented by ADP upon written notice to Concur.

     1.12 "Trademark" means any name, trade name, brand, logo, service mark, trademark or trade dress.

2.   THE MARKETING AND SALES PROGRAM

     2.1       The Pilot. ADP will conduct phase one of the Pilot ("Phase One")
               ---------
               to market and sell Concur Products. It is contemplated by the Parties that the Pilot will be accomplished in two phases, under which ADP will offer Concur Products to ADP clients using Co-brand Strategy. For purposes of this Agreement, "Co-brand Strategy" shall mean that (a) Concur Products will be sold primarily under the Concur name, brand and Trademarks, but with the ADP logo displayed on the screen in a presentation mutually agreed upon by the Parties; (b) certain Concur Promotional Materials chosen by ADP will be reprinted (at ADP's cost) and will bear both Concur's and ADP's name and logo (standard Concur reports will not be changed); and (c) both ADP and Concur agree to

**Note: Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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               cooperate with each other in the use of their respective logos;
               provided however, that in no event shall either Party use the other Party's name, Trademark(s) or logo without prior written consent, except as may be required by Securities and Exchange Commission regulations.

          2.2  Roll Out of Marketing and Sales Program. ADP will launch Phase
               ---------------------------------------
               One in approximately [ * * * ] to be selected by ADP and [ * * * ], if [ * * * ]the Concur Products become available during Phase One and the parties mutually agree, to market and sell the Concur Products [ * * * ]. It is anticipated that the Pilot will [ * * * ]. Upon successful completion of the Pilot, as determined by ADP in its reasonable business judgment, the Parties agree to roll out marketing and sales of Concur Products to all other ADP Major Accounts sales [ * * * ], and if [ * * * ]of the Concur Products are available and the parties mutually agree, [ * * * ].

     3.   APPOINTMENT AND LICENSES

          3.1  Appointment. During the Term and subject to the terms and
               -----------
conditions of this Agreement, Concur hereby appoints ADP as a nonexclusive (subject to Section 3.2 below) sales representative to market and solicit sales of the Concur Products during the Term from ADP customers or potential customers located in the Territory, including, without limitation, through any distribution or marketing strategy chosen by ADP. Subject to the limitations in
Section 3.2, Concur reserves the right to appoint other sales representatives to solicit sales of Concur Products or resellers of Concur Products from any Person located in or outside the Territory. The parties agree that ADP may market and sell the products on a stand-alone basis or as part of a suite of ADP products and services. If ADP integrates the Concur Products with other ADP products or services: (a) ADP shall do so at its own expense; (b) ADP shall own all code developed by ADP in connection with such integration ; and (c) Concur shall offer reasonable assistance to ADP in connection with such integration. Notwithstanding the foregoing, Concur shall own all right, title and interest in the Concur Products and all source code, documentation and proprietary information related thereto.

          3.2  [  *  *  *  ].

          3.3  Concur Trademark License. During the Term and subject to the
               ------------------------
               terms and conditions of this Agreement, Concur hereby grants to ADP a royalty-free, nonexclusive, nontransferable right to reproduce and display the Concur Marks solely as necessary in connection with ADP's performance of its obligations under this Agreement. ADP's use of Concur Marks shall be in accordance with Concur's trademark usage guidelines, as such are periodically disclosed to ADP in writing by Concur. All goodwill in the Concur Marks arising from ADP's use thereof shall inure exclusively to the benefit of Concur.

          3.4  Demonstrations. During the Term and subject to the terms and
               --------------
               conditions of this Agreement, Concur hereby grants to ADP a royalty-free, nonexclusive, nontransferable right to perform demonstrations of Concur Products at a Concur-provided remote access site for ADP's Clients or potential clients solely for the purpose of marketing and selling Concur Products to ADP's Clients or potential clients.

          3.5  Use of Trademarks. Each Party agrees not to use any of the
               -----------------
               other's Trademarks in any advertising materials, labeling materials, packaging materials or press releases without the prior written consent of the other Party.


**Note: Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.        INTEGRATION

          4.1  Development Plan.  No later than thirty (30) days after the
               ----------------
               Effective Date, the Parties will jointly develop a product integration plan (the "Plan") that incorporates the ADP logo on screens contained within the Concur Products

5.        PROPRIETARY RIGHTS

          5.1 Concur reserves all right, title and interest in the Concur Products, the Concur Marks, the Concur Promotional Materials and any and all materials furnished to ADP by Concur under this Agreement and all Intellectual Property Rights in each of the foregoing. No title to or ownership of any of the foregoing is transferred to ADP or any other Person under his Agreement.

          5.2 Subject to the terms of this Agreement, CONCUR hereby grants to ADP, at no charge to ADP, an enterprise wide right, limited to ADP's Major Accounts Division, to access, demonstrate and display the Concur Products for ADP business purposes, including but not limited to the marketing, demonstration, sale and support of the ADP-acquired Clients, training of ADP sales associates and customer service representatives and integration of the Concur Products with other ADP products and services.

          5.3 ADP shall have the right to provide access to the Concur Products, and allow access to same by, third party vendors, contractors and/or consultants of ADP and/or any ADP-acquired Client for the purpose of performing and/or exercising any applicable ADP or client's rights with respect to such Concur Product.

6.        ADP'S OBLIGATIONS

          6.1 For each ADP client or prospect that has purchased any Concur Product(s), ADP shall forward to Concur headquarters a signed Concur User Agreement (substantially in the form attached hereto, the "Concur User Agreement") and completed Concur Sales Order (both attached in Exhibit C).

          6.2 ADP shall make good faith efforts to keep Concur informed as to any material problems encountered with the Concur Products and any resolutions arrived at for such problems. ADP shall communicate (unless prohibited by confidentiality obligations) promptly to Concur any modifications, design changes or improvements of the Concur Products suggested by any ADP-acquired Client, employee or agent of ADP.

          6.3 Concur may perform site visits at ADP's place or places of business upon reasonable prior written notice and during normal business hours. Concur, or its accountants, may periodically examine and make copies of all books and records of ADP insofar as they relate to this Agreement.

          6.4 ADP shall market Concur Products to its existing and prospective Major Account Division clients through multiple channels, including for example, the Major Account Direct salesforce, web-site promotions and banner advertisements, and payroll inserts.

          6.5 ADP shall provide ADP sales representatives with sales incentives, including roll-call credit, for the ADP portion of the recurring revenue streams, as well as pay the total set-up revenues received by ADP as commissions to the ADP sales representatives.

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7.        CONCUR'S OBLIGATIONS

          7.1 Concur shall perform the following activities for ADP-acquired Clients in relation to the Concur Products. Account set-up, orientation and training (to the same extent that Concur offers orientation and training to its non-ADP-acquired Clients), order entry, customer service and compliance; Concur Product support, order processing and delivery, report interpretation and billing and collections, as well as any other functions normally performed by Concur in selling (other than the marketing and sales activities expressly undertaken by ADP pursuant to the terms of this Agreement) and supporting its products and services. Without limiting the generality of the foregoing, Concur shall furnish the following services:

                    (a) provide all technical support for the ADP-acquired clients, and make customer service call logs available to ADP upon request, to the extent such call logs relate to ADP-acquired Clients;

                    (b) make customer service available to the ADP-acquired Clients at least to the same extent that it is available to other Concur customers, track all Customer service issues and make available to ADP upon request a report of Customer service issues;

                    (c) maintain an appropriate staff (both in size and qualifications) to support Phase One and pre/post national rollout activities, and consider in good faith all Concur Product improvements recommended by ADP;

                    (d) update and enhance the Concur Products, so that the Concur Products contain those features and functionality required to keep the Products competitive in the marketplace and

                    (e) run and maintain all data center operations supporting the Concur Products, including disaster recovery.

          7.2 Concur shall process, fulfill orders, bill and collect ADP-acquired Clients in the same manner and with the same urgency and degree of care as its non-ADP-acquired Clients. At ADP's request, Concur agrees to consider ADP's recommendations regarding Concur's collection efforts with respect to any specific ADP-acquired Client.

          7.3 ADP may perform site visits at Concur's place or places of business upon reasonable prior written notice and during normal business hours. ADP, or its accountants, may periodically examine and make copies of all books and records of Concur insofar as they relate to this Agreement.

          7.4       Use good faith efforts to inform ADP in a timely manner of
                    (a) any problems encountered with Concur Products or services and any resolutions arrived at for those problems;
                    (b) all modifications, additions or changes in Concur Products or services or Concur's marketing strategy with respect thereto; and (c) required changes in the marketing, sales or related documentation.

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8.        PRICE TERMS

          8.1 ADP agrees to initially offer Concur Products to ADP clients and potential clients at Concur's standard pricing as set forth in the Price Lists attached hereto as Exhibit D. If, in its sole reasonable discretion, [ * * * ], then [ * * * ]the Concur Products [ * * * ]to its own products and services. So long as [
               * * * ]the Concur Products [ * * * ], [ * * * ]has the right to [
               * * * ], and to [ * * * ]for Concur Products which [ * * * ]provided for Concur in the Concur User Agreement. Concur agrees to provide ADP with written notice of changes in pricing in Concur Products at least thirty (30) days in advance of the effective date of such changes. Concur agrees that [ * * * ]Concur Products and related services [ * * * ]unless it is [ * *
               * ]. Concur further agrees, from the Effective Date of this Agreement and excluding existing prior written Concur agreements with other parties, that at all times during the term of this Agreement, [ * * * ]joint marketing, reseller or similar [ * * * ]that will be [ * * * ]hereunder.

          8.2 [ * * * ] ADP will be [ * * * ]of the [ * * * ]all Concur Products purchased by ADP-acquired Clients, without regard to[ *
               * * ]. Concur will also [ * * * ]attributed to ADP-acquired Clients to ADP. All [ * * * ]amounts shall be less deductions for uncollectibles, write-offs, credits and similar amounts. Concur will make [ * * * ]on the forty-fifth (45th) day after the end of the calendar month for [ * * * ]ADP-Acquired Clients during such calendar month to ADP by check, together with the billing summary report, to the address indicated by ADP from time to time in writing. Concur's obligation to [ * * * ]shall continue with respect to each ADP-acquired Client until the date such ADP-acquired Client stops using the Concur Product sold to such ADP-acquired Client by ADP, without regard to who obtains the renewal contract for any such client.

9.        LEAD REFERRALS

          In those cases where Concur gets a lead referral from one of their referral partners or from another third party, and if the lead referral is an existing ADP client in the Territory, then Concur will pass the lead to the ADP salesforce for closing. If such a lead closes, Concur remains responsible for any applicable referral fee or commission payable by it to their reseller or referral partner.


**Note: Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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10.       TRAINING AND SALES SUPPORT

          10.1 Concur agrees (at Concur's expense) to promptly after the Effective Date to train ADP's salesforce; and (b) to provide ADP with sales tools, including but not limited to on-line demo capability and boilerplate sales proposals. Additionally, Concur agrees to make appropriate personnel available to the ADP salesforce to answer Concur Product-related questions and to assign and dedicate an appropriate number of [ * * * ] sales representatives, as mutually agreed to by ADP and Concur, to support the ADP salesforce, at Concur's expense. During Phase One a minimum of [ * * * ]will, so long as ADP provides office space, be physically located in ADP regions in the Territory, [ * * * ]where possible, selected by ADP and Concur. Prior to Phase One, and prior to National roll-out, ADP and Concur shall mutually agree in writing on the extent to which the Concur representatives will be dedicated to ADP and on their physical location.

          10.2 Concur will provide ADP with copies of its Concur Promotional Materials and will assist ADP with the development of marketing materials, sales training materials and presentation materials for the ADP salesforce and the presentation of Concur Products to target mid-sized businesses.

          10.3 ADP and Concur will each designate two executives (initially, for ADP, Jose Rivero and Russ DeLoach; for Concur, Bruce Chatterley and Dennis O'Donnell) to serve on an executive oversight committee to meet as needed to discuss the status of the Agreement, any challenges in the relationship (including but not limited to sales channel conflicts) and any other matters as may come up from time to time.

11.       MARKETING AND PROMOTIONAL ACTIVITIES

          11.1      General. Each Party will cooperate to promote the
                    -------
                    relationship contemplated by this Agreement. Without limiting the foregoing, the Parties shall cooperate to develop Joint Marketing Materials as soon as practicable following the Effective Date. Marketing and promotional activities may include, without limitation, promotion in connection with each Party's marketing, public relations, and sales efforts (including, where applicable, joint sales calls). The Parties shall jointly develop guidelines for such promotional activities prior to beginning any such promotion.

          11.2 Each Party shall submit to the other Party, for its prior written approval, any advertising, marketing, promotional or other material which in any way identifies the other Party or its products, services or Trademarks.

**Note: Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been
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          11.3      No Unauthorized Warranties. ADP is not authorized to and
                    --------------------------
                    will not make any representation or warranty on behalf of Concur (including, without limitation, regarding the performance, functional characteristics or other aspects of any of the Concur Products), except as Concur may expressly consent to in writing. If Concur objects to the manner or means in which ADP advertises, markets or otherwise offers any Concur Products, to the extent that the foregoing includesany unauthorized representations or warranties on behalf of Concur in violation of the terms of this Section 11.3, Concur may notify ADP of the nature and scope of such objection and ADP will promptly take such action as may be reasonably required to address and remedy such objection(s) and to bring ADP into compliance with the terms of this Section.

          11.4      [  *  *  *  ]

                    11.4.1 During the Term, Concur agrees it will not [ * * * ]in the Territory. For purposes of this Section, [
                              * * * ]shall mean that such entity [ * * * ]of its revenue from [ * * * ].

                    11.4.2 During the Term, ADP agrees that [ * * * ], without the prior written approval of Concur, [ *
                              * * ]Concur's Products [ * * * ]. For purposes of this Section, [ * * * ] shall mean an entity that [ * * * ]. Notwithstanding the foregoing, ADP may, upon prior written notice to Concur, [ * * * ]addressed by Concur Products or that [ * * * ]served by Concur Products. Concur shall have five
                              (5) business days from receipt of such notice to [
                              * * * ]Concur Product(s) to address the [ * * * ]. If Concur notifies ADP in writing during the five
                              (5) day period that it will address such [ * * * ]and Concur [ * * * ]Concur Product(s) to [ * * * ] within ninety (90) days, then ADP may not [ * *
                              * ]with respect to the [ * * * ].

12.       TERM AND TERMINATION

          12.1      Term. This Agreement will commence on the Effective Date and
                    ----
          will continue until [ * * * ]of the Effective Date ("Initial Term"), and thereafter shall continue automatically unless and until terminated pursuant to the terms of this Agreement (the "Term").

**Note: Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     At the end of the Initial Term, ADP and CONCUR intend to negotiate in good faith to define a longer term agreement, including but not limited to relative roles and responsibilities; revenue sharing and product integration.

     12.2    Termination for Convenience. Following any expiration of the
             ---------------------------
             Initial Term, either Party may terminate this Agreement for any reason by giving the other Party not less than thirty (30) days' prior written notice of such intent. In addition, either Party may terminate the Initial Term immediately upon written notice upon the occurrence of an Event of Default as defined in Section
             12.3 below.

     12.3    Termination for Default. Either Party may terminate the Term
             -----------------------
             (including the Initial Term) immediately upon written notice to the other party if:

             (a) the other Party ceases to do business, or otherwise terminates its business operations or if there is a material Change in Control of the other Party;

             (b) the other Party materially breaches any material provision of this Agreement and fails to substantially cure such breach within thirty (30) days of receipt of written notice describing the breach; or

             (c) if the other Party becomes insolvent, generally stops paying its debts as they become due or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within ninety (90) days).

             Additionally, ADP may terminate this Agreement upon 45 days written notice to Concur if the retention rates of ADP-acquired Clients is less than ADP's then current average client retention rate; provided however, that the parties agree to meet to discuss potential solutions to the retention issue in good faith during such 45-day period. If that the parties fail to reach a mutually acceptable solution during the aforementioned 45-day period, then the Agreement shall terminate on the date set forth in the original ADP termination notice.

             For purposes of this Section, "Change of Control" shall mean that any person or entity (a "Person") or group of Persons (other than Persons holding securities on the date hereof), acting in concert shall have acquired, after the date hereof, beneficial ownership, directly or indirectly, of securities of either company (or other securities convertible into such securities) representing [ * * *] or more of the combined voting power of all securities of such company entitled to vote in the election of directors; however, a "Change of Control" shall not include a registered public offering of either company's stock pursuant to the Securities Act of 1933. Concur and ADP further agree that upon the occurrence of an event constituting a Change of Control, the nondefaulting Party may immediately terminate either (i) the exclusivity obligations of the nondefaulting Party; or (ii) this Agreement in its entirety.

     12.4 If upon expiration of the Initial Term, this Agreement is terminated and ADP and Concur do not enter into another joint marketing, reseller or similar agreement, then, for the two (2) year period following the Initial Term, (a) ADP agrees not to actively solicit ADP-

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                                     PAGE 9
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               acquired Clients for a product competing with the Concur
               Products; and (b) Concur agrees not to actively solicit the ADP-acquired Clients for a product competing with ADP's payroll or human resource management software or processing services or solicit ADP-acquired Clients from the ADP/Concur "co-branded" product to another Concur branded product.

     12.5 Notwithstanding termination or expiration of this Agreement, Concur's obligation to pay the revenue pass through to ADP shall continue with respect to ADP-acquired Clients until the date such ADP-acquired Client stops using the Concur Product sold to such ADP-acquired Client during the Term.

     12.6 During the Term, Concur agrees to honor the pricing set forth in each ADP-acquired Clients Concur User Agreement. After termination or expiration of this Agreement, Concur agrees to honor the pricing set forth in each ADP acquired Clients Concur User Agreement for [ * * * ]from the date of such agreement, thereafter, the prices may be changed by Concur upon at least thirty (30) days' prior written notice to such client.

     12.7      Effect of Termination. Within ten (10) days of any termination
               ---------------------
               expiration of this Agreement, (a) each Party shall destroy all copies of the other Party's products and any other materials delivered by the other Party under this Agreement; and (b) each Party shall destroy all copies of and any tangible materials embodying Confidential Information.

     12.8      Survival of Certain Terms. The provisions of Sections 3, 5, 8.2,
               -------------------------
               12.4, 12.5, 12.6, 12.7, 12.8, 13, 14, 15 and 16 (and any other obligations which would reasonably survive termination of the
               Term), shall survive the termination of this Agreement for any reason.

13.  WARRANTIES; LIMITATION OF LIABILITY

     13.1      Power and Authority. Each Party represents and warrants that (a)
               -------------------
               it has the full right, power and authority to enter into this Agreement and to discharge its obligations hereunder; and (b) it has not entered into any agreement inconsistent with this Agreement or otherwise granted any third party any rights inconsistent with the rights granted to the other Party under this Agreement.

     13.2      Noninfringement.
               ---------------

               13.2.1 ADP represents and warrants that the ADP Trademarks and any ADP materials furnished to Concur by ADP under this Agreement do not and will not infringe or violate the Intellectual Property Rights of any third party , and that with respect to such Trademarks and materials, Concur's exercise of its rights under this Agreement will not constitute an infringement or violation of the Intellectual Property Rights of any third party.

               13.2.2 Concur represents and warrants that the Concur Marks, the Concur Products, Concur Promotional Materials do not and will not infringe or violate the Intellectual Property Rights of any third party, and that with respect to the

**Note:  Certain information on this page has been omitted and filed separately
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                                    PAGE 10
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                           foregoing, ADP's exercise of its rights under this
                           Agreement will not constitute an infringement or violation of the Intellectual Property Rights of any third party.

         13.3     Millennium Compliant. Concur hereby represents and warrants
                  --------------------
                  that the Concur Products are and shall be Millennium Compliant, that is, the Concur Products shall consistently process date information in accordance with its documentation, before, during and after January 1, 2000; respond to two-digit year date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and store and provide output of date information in ways that are unambiguous as to century. In the event that ADP informs Concur of, or Concur learns of, any failure of the Concur Products to comply with the warranty in this Section, in addition to (and not in lieu of) any other remedies available to ADP under this Agreement, at law, or in equity, Concur shall immediately remedy the failure dedicating all necessary resources to effect such remedy, at no charge to ADP.

         13.5     DISCLAIMER. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS
                  ----------
                  SECTION 13, THE PARTIES MAKE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY PRODUCTS, SERVICES OR ANY OTHER ITEMS FURNISHED UNDER THIS AGREEMENT. EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO EACH OF THE FOREGOING.

         13.6     LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE
                  -----------------------
                  LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES OF ANY KIND UNDER ANY CAUSE OR ACTION (INCLUDING NEGLIGENCE), WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14.      Confidentiality

         No Confidential Information communicated to one Party by the other relating to the subject matter of this Agreement, whether before or after execution of this Agreement, shall be disclosed by the recipient Party, its agents or employees, or used for any purpose other than the performance of the terms of the Agreement without the prior written consent of the other Party. The foregoing will not prevent either Party from disclosing information which belongs to such Party or is (a) already known by the recipient Party without an obligation of confidentiality; (b) publicly known or becomes publicly known through no unauthorized act of the recipient Party; (c) rightfully received from a third party; (d) independently developed by the recipient Party without use of the confidential information of the other Party; (e) disclosed without similar restrictions to a third party by the Party owning the confidential information; (f) approved by the other Party for disclosure; or (g) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing Party provides the other party with notice (if possible) of such requirement prior to any such disclosure.

15.      INDEMNIFICATION

         15.1 ADP shall defend, indemnify and hold Concur, its successors, assigns, officers, directors, employees, associates or agents harmless from and against any and all claims and causes of action brought against Concur, including any and all damages, losses, expenses, attorneys' fees, costs and liabilities sustained by Concur arising out of the failure of ADP to meet its obligations to state and federal laws and under this Agreement. ADP shall also indemnify and hold harmless Concur, at ADP's own cost and expense, from any claims, actions, suits or proceedings arising out of any unauthorized representations or warranties made by ADP relating to the Concur Products and ADP shall hold Concur harmless from and against any and all costs (including reasonable attorney's fees), damages, interest and liabilities assessed against Concur in connection with any such claim, action, suit or proceeding.

         15.2 Concur shall defend, indemnify and hold harmless ADP, its successors, assigns, officers, directors, employees, associates or agents harmless from and against any and all claims and causes of action brought against ADP, including any and all damages, losses, expenses, attorneys' fees, costs and liabilities sustained by ADP arising out of the failure of the Concur to meet its obligations to state and federal laws and under this agreement . Concur shall also indemnify and hold harmless ADP, at Concur's own cost and expense, from any claims, actions, suits or proceedings asserted or brought in connection with any allegations that the Concur Products infringe or violate any patent, copyright, trade secret or other proprietary right of any third party (excluding claims that the name chosen by ADP to market the Concur Products infringes a Trademark or service mark of a third party) and Concur shall hold ADP harmless from and against any and all costs (including reasonable attorneys' fees), damages, interest and liabilities assessed against or incurred by ADP in connection with any such claim, action, suit or proceeding; provided that ADP has taken all reasonable steps to mitigate
                  --------
                  any potential damages which may result, provided that such steps do not require ADP to incur any out-of-pocket costs or expenses. ADP agrees to promptly notify Concur of any and all threats, claims and proceedings arising under this indemnification.

         16.      MISCELLANEOUS

         16.1     Successors and Assigns. This Agreement may not be assigned by
                  ----------------------
                  either Party without the written consent of the other Party, which consent shall not be unreasonably withheld.

         16.2     Governing Law. This Agreement shall be governed, construed and
                  -------------
                  interpreted in accordance with the laws of the state of New York , without giving effect to its conflicts of law principles.

         16.3     Notices. Any notice required or permitted by this Agreement
                  -------
                  shall be in writing and shall be deemed to have been given upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or electronic mail transmission, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the Party to be notified at such Party's address, facsimile number or electronic mail address as set forth below, or to such other address as the applicable Party may designate by notice duly given in accordance with this Section 16

                  To Concur:Concur Technologies, Inc.
                  ---------
                  6222 185th Avenue Northeast
                  Redmond, WA  98052
                  Tel: (425) 702-8808
                  Fax: (425) 702-8828
                  Attention:  Legal Department

                  To ADP:Automatic Data Processing, Inc.
                  ------
                  1 ADP Boulevard
                  Roseland, NJ  07068
                  Attention:  President, Major Accounts Division

                  With a copy to:  General Counsel

         16.5     Severability; Headings. If any provision of this Agreement is
                  ----------------------
                  held to be unenforceable under applicable law, that provision shall be deemed by the parties to be limited or eliminated to the minimum extent necessary so that the Agreement shall otherwise remain in full force and effect and enforceable. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such Section, or in any way affect this Agreement.

         16.6     Entire Agreement. This Agreement supersedes all proposals,
                  ----------------
                  written or oral, all negotiations, conversations, or discussions by and between the Parties relating to the subject matter of this Agreement. Any term of this Agreement may be amended or waived only with the written consent of the Parties or their respective permitted successors and assigns.

         16.7     Independent Contractors. The relationship of the Parties is
                  -----------------------
                  that of independent contractors, and nothing contained in this Agreement shall be construed to (a) give one Party the power to direct or control the day-to-day activities of the other;
                  (b) constitute the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (c) allow one Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever. Nothing in this Agreement shall prohibit either Party, its agents or representatives from entering into the same or similar agreements with any other Party.

         16.8     Compliance with Laws. At their own expense, Concur and ADP
                  --------------------
                  will each comply with all applicable laws, regulations, rules, ordinances and orders regarding their respective activities related to this Agreement.

         16.9     Counterparts; Electronic Signature. This Agreement may be
                  ----------------------------------
                  executed in one or more counterparts, each of which will be deemed an original and all of which will be deemed to be one instrument. To expedite the process of entering into this Agreement, the Parties acknowledge that Transmitted Copies of the Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

         16.10 Both ADP and Concur are committed to the highest levels of product quality and customer service and agree to work together to identify appropriate measures of quality and service and to put in place processes and procedures aimed at attaining these levels to the satisfaction of both parties. Additionally, both parties agree to conduct themselves and perform their obligations according to the highest ethical and performance standards.

         The Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

CONCUR TECHNOLOGIES, INC.


By:  /s/ Alan A Brown
     -----------------------------------------
Name: Alan Brown
      ----------------------------------------
Title: EVP Marketing
       ---------------------------------------
Date:May 22, 2000
     -----------------------------------------
ADP, INC.


By:  /s/ George Stoeckert
     -----------------------------------------
Name:  George Stoeckert
       ---------------------------------------
Title: President, Major Accounts Division
       ----------
Date: May 17, 2000
      ----------------------------------------

                                   EXHIBIT A

                                 CONCUR MARKS

Concur eWorkplace(TM)
Concur eWorkplace ASP(TM)
Concur eWorkplace.com(TM)
Concur Business Advantage (no trademark)
Concur Business Intelligence(TM)
Concur Commerce Network(TM)
Concur Employee Advantage(TM)
Concur eWorkplace Administrator(TM)
Concur eWorkplace Analysis(TM)
Concur eWorkplace Database(TM)
Concur eWorkplace Elements(TM)
Concur eWorkplace Employee Administrator(TM)
Concur eWorkplace Employee Importer(TM)
Concur eWorkplace Extension Services(TM)
Concur eWorkplace Integration(TM)
Concur eWorkplace Interface Setup(TM)
Concur eWorkplace Mobile(TM)
Concur eWorkplace Reports(TM)
Concur eWorkplace Scheduler(TM)
Concur eWorkplace Server(TM)
Concur eWorkplace Server Manager(TM)
Concur eWorkplace Settings(TM)
Concur eWorkplace Tools(TM)
Concur eWorkplace Web Server(TM)
Concur Expense(TM)
Concur Expense Administrator for Windows(TM)
Concur Expense Auditor(TM)
Concur Expense Employee Exporter(TM)
Concur Expense IB/CP Administrator(TM)
Concur Expense Payment Manager(TM)
Concur Expense Policy(TM)
Concur Expense Policy Editor(TM)
Concur Expense Policy Generator(TM)
Concur Expense Processor(TM)
Concur Expense Processor for Windows(TM)
Concur Expense Scanner(TM)
Concur Expense Travel Itinerary(TM)
Concur Human Resources(TM)
Concur Human Resources Applicants Manager(TM)
Concur Human Resources Application Framework(TM)
Concur Human Resources Benefits Enrollment(TM)
Concur Human Resources Compensation Planner(TM)
Concur Human Resources Employee Manager(TM)
Concur Human Resources Payroll Information(TM)
Concur Human Resources PeopleSoft Connection(TM)
Concur Human Resources Personal Information(TM)
Concur Human Resources Skills Planner(TM)
Concur Human Resources Tesseract Connection(TM)
Concur Human Resources Time Tracker(TM)
Concur Human Resources Transaction Server(TM)
Concur Procurement(TM)
Concur Procurement Administrator(TM)
Concur Travel Network(TM)

                                   EXHIBIT B

                                   TERRITORY

         [  *  *  *  ]


**Note: Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C

                  CONCUR USER AGREEMENT AND SALES ORDER FORM

                  CONCUR eWORKPLACE.COM(TM) SERVICES AGREEMENT

                              TERMS AND CONDITIONS

                               (CONCUR EXPENSE)

THIS CONCUR eWORKPLACE.COM(TM)SERVICES AGREEMENT (the "Agreement") is made and entered into as of the ____ day of ______________, 2000 between Concur Technologies, Inc. ("Concur"), a Delaware corporation and
______________________________________________ ("Customer"), a
__________________________________ corporation.

1.  CONCUR eWORKPLACE.COM
         1.1 Services. Subject to the terms and conditions of this Agreement, during the term of this Agreement, Concur will provide United States-based employees of Customer with the services described in Exhibit A attached hereto
                                                     ---------
(the "Services").
         1.2 License. Concur hereby grants Customer a non-transferable, non-exclusive license to access and use the Concur proprietary software application(s) identified on the Exhibit A (the "Software") hosted by Concur
                                 ---------
solely for Customer's internal business purposes in connection with Concur's provision of the Services. Customer shall make no attempt to (a) alter, modify, improve, reverse engineer, disassemble or decompile the Software; (b) interfere, in any manner, with the hosting of the Software or the Services associated therewith; or (c) sublicense or transfer any of Customer's rights under this Agreement, except as otherwise provided in this Agreement.
         1.3 EFT/ACHEFT/ACH Services (Optional). Under this service ("EFT/ACH Services"), Customer authorizes the bank originating debit/credit instructions on Concur's behalf (the "Originating Bank") to debit Customer's corporate bank account to fund all scheduled EFT/ACH payments to be made by the Originating Bank as set forth below. Debit/credit instructions are issued on Customer's behalf for payment of Customer's employee expense reports according to the schedule designated by Customer. EFT/ACH Services are available only for so long as Customer is considered creditworthy according to the procedure outlined in
Section 3.2, and provided Customer executes an Authorization to Debit form with the Originating Bank. EFT/ACH payments to Customer's employees effected by the Originating Bank are contingent upon Concur's timely receipt of confirmation of funds transferred to the Originating Bank sufficient to effect such payments. EFT/ACH Services shall be provided to Customer in accordance with the operating rules of the National Automated Clearing House Association. With respect to EFT/ACH Services, prior to the first credit to the account of any employee or other individual (a "Payee"), Customer shall obtain a signed authorization from such Payee (a "Payee Authorization"), which shall be in a form approved by Concur and shall authorize the initiation of credits to such Payee's account and debits of such account to recover funds credited to such account in error. Customer shall retain a copy of each Payee Authorization during the period such Payee Authorization is in effect and for two (2) years thereafter and shall furnish such copy to Concur upon request. Customer also agrees to cooperate with Concur to recover funds erroneously included in any EFT/ACH payment issued to any Payee or credited to any Payee's account in error.

2.  INSTALLATION AND USE
2.1 Setup. In consideration for the Setup Fee set forth on Exhibit A hereto, Concur shall initially provide the configuration and database population services identified in Exhibit A (the "Setup Services") to assist Customer in
                       ---------
configuring the Software and entering the data required for Concur's provision of the Services.
2.2 Customer Responsibilities. Customer agrees to cooperate with Concur and to provide Concur with all necessary files and other information and assistance required for Concur to successfully complete the Setup Services. Customer will assign a member of its staff as a liaison person to assist and cooperate with Concur with such Setup Services.

3.  FEES
         3.1 CONCUR eWORKPLACE.COM Fees. Customer will pay to Concur fees as set forth in Exhibit A. The parties agree that the rates for these fees shall be
             ---------
fixed during the entire two-year term of this Agreement. After the initial two-year term, Concur may change the fees payable hereunder upon thirty (30) days' prior written notice to Customer, only if such change is part of a general price change by Concur applicable to its overall client base for such affected items.
         3.2 Payment. All payments will be made in U.S. dollars. Customer agrees to make all payments under this Agreement by debit authorization from Customer's bank to the Originating Bank. Customer's payment authorization shall be set forth on Exhibit B. If, at any time, Customer is delinquent in the payment of any invoice or is otherwise in breach of this Agreement, Concur may, in its discretion, and without prejudice to its other rights, withhold Services and access to the Software or may, at its option, require Customer to prepay for Services. Late payments hereunder will accrue interest at the rate of one and one half percent per month or the highest rate allowed by applicable law, whichever is lower.
3.3 Taxes. All payments required by this Agreement are exclusive of all national, state, municipal or other governmental excise, sales, value-added, use, taxes and similar taxes now in force or enacted in the future, all of which Customer will be responsible for and will pay in full, (other than taxes based on Concur's net income).

4.  DATA RETENTION
         4.1 Data Retention. Customer agrees that Concur's obligation to maintain any on-line data or information pertaining to Customer obtained in the course of performance of the Services shall not extend beyond the later of the term of this Agreement or thirty-six (36) months from the date on which such data or information was generated.

5.  LIMITED WARRANTY
5.1 Limitation. Although Concur has used its diligent efforts to ensure the accuracy, completeness, timeliness and correct sequencing of the data and information accessible through the Software and Services, Customer agrees that neither Concur nor Concur's third-party software or service providers shall have any liability whatsoever, for the accuracy, completeness, timeliness or correct sequencing of the information or data, or for any decision made or action taken by Customer in reliance upon such information or data, the Software or Services, or for interruption of any data, information or any aspect of the Software or Services.

5.2 Limited Warranty. Concur represents and warrants that (a) it will perform the Services in a professional manner, using personnel having a level of skill in the area commensurate with the requirements of the Services to be performed; and (b) the Software will be Year 2000 ready; that is, the Software will be no more likely to produce logical or arithmetic inconsistencies, will be no more likely to produce any invalid or incorrect results or experience other degradations in performance or functionality, when dealing with dates beyond December 31, 1999 than they are when dealing with dates before December 31, 1999. Notwithstanding the foregoing, Concur makes no representations as to the interoperability of the Software with any third parties' systems. Customer's exclusive remedy and Concur's entire liability for any breach of the foregoing warranties shall be Concur's use of reasonable efforts to reperform such non-conforming Services so as to conform with the limited warranty set out in this
Section 5.2.

5.3 Service Level. Concur warrants that Customer will experience at least 97% up-time in the Services (not including (a) scheduled Software upgrades by Concur or (b) any downtime scheduled by Concur's data center hosting partner). Concur will be in breach of the foregoing warranty if the Services fail to achieve 97% up-time (as measured over a period of a given month) in three consecutive months. Customer's sole and exclusive remedy and Concur's entire liability for the foregoing warranty shall be its right to terminate this Agreement without any obligation to pay the Disconnection Fee. Concur will use commercially reasonable care in providing the Services and shall provide all such Services in a thorough and professional manner consistent with high industry standards. The parties agree and acknowledge that Concur shall in no event be held responsible for any problems with the Services attributable to the public Internet infrastructure or the Company's ability to connect to the Internet.
5.4 Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET OUT IN SECTIONS 5.2 AND 5.3 ABOVE, THE SOFTWARE

AND SERVICES ARE PROVIDED ON AN "AS IS" BASIS AND CUSTOMER'S USE OF THE SOFTWARE AND SERVICES IS AT ITS OWN RISK. CONCUR DOES NOT MAKE AND HEREBY DISCLAIMS ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. CONCUR DOES NOT WARRANT THAT THE SOFTWARE AND SERVICES WILL BE UNINTERRUPTED, ERROR FREE, OR COMPLETELY SECURE.

6.  LIMITATIONS OF LIABILITY
6.1 Waiver. IN NO EVENT WILL CONCUR, CUSTOMER OR CONCUR'S THIRD-PARTY SOFTWARE AND SERVICE PROVIDERS (INCLUDING, WITHOUT LIMITATION, THE ORIGINATING
BANK) BE LIABLE TO EITHER PARTY TO THIS AGREEMENT OR ANYONE ELSE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOSSES AND DAMAGES THAT RESULT FROM INCONVENIENCE, DELAY OR LOSS OF USE OF ANY INFORMATION OR DATA OR OF THE SOFTWARE OR SERVICES, EVEN IF CONCUR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.
6.2 Limitation. Customer agrees that Concur's liability arising out of any kind of legal claim under this Agreement or in any way connected with the Software or Services will not exceed, in the aggregate, the total amount of fees Customer paid to Concur under this Agreement during the six (6) months preceding such claim. Concur shall not be liable for any loss or damage resulting from a cause over which Concur does not have control, including without limitation, failure of electronic or mechanical equipment or communication lines, telephone or other interconnect problems, unauthorized access, theft, operator errors, severe weather, earthquakes, and strikes or other labor problems.
        6.3 Basis of Bargain; Failure of Essential Purpose. Customer acknowledges that Concur has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

        6.4 ACH Payment. Neither Concur nor the Originating Bank shall be liable for any damages to Customer arising from any decision to refrain from or delay originating debit/credit entries or effecting scheduled payments to Customer's employees in connection with Customer's employees' expense reports
(i) after reasonable efforts to verify such debit/credit entries by the required security procedure have failed; (ii) due to Client's creditworthiness or (iii) because Concur has not received timely funds from Customer as required by
Section 1.4 or Section 3.2, whichever is applicable. Customer agrees that Concur will not be liable for any damages to Customer arising from any bank decision to withhold the release of a Customer payment. Regardless of any such delay by a bank, Customer will still be obligated to pay Concur for applicable expense report processing fees as set forth in Exhibit A.

7.  FUNDING INDEMNIFICATION
        7.1 Funding. Customer shall indemnify and hold harmless Concur from and against any loss, liability, claim, damage or exposure (each, a "Loss") arising from or in connection with any action, proceeding or claim made or brought against Concur by any bank with whom Customer maintains a payment account or funds for any Concur error, omission or failure incident or pursuant to Concur providing the Services to Customer that would have been corrected by Concur except Customer refused or was unable to fund or reimburse the bank.

        7.2 Debits. Customer shall be liable for debits initiated by Concur hereunder. Customer unconditionally promises to pay to Concur the amount of any unfunded payment file (including any debit which is returned to Concur because of insufficient or uncollected funds or for any other reason) upon demand and interest thereon at the rate set forth in Section 3.2. Also, if any debit to a Payee's account reversing or correcting a previously submitted credit(s) is returned for any reason, Customer unconditionally promises to pay the amount of such debit upon demand and interest thereon at the rate set forth in Section
3.2. Customer shall be liable for, and shall indemnify Concur against, any loss, liability, claim, damage or exposure arising from or in connection with any fraudulent or criminal acts of Customer's employees.

        7.3 Employee Claims. Customer shall indemnify and hold harmless Concur from and against any loss, liability, claim, damage or exposure (each, a "Loss") arising from or in connection with any action, proceeding or claim made or brought against Concur by or on behalf of an employee, agent or other person under the control of Customer which relates to the subject matter of this Agreement (except where an error by Concur in performing its obligations under this Agreement caused the loss to such employee).

8.      OWNERSHIP; INTELLECTUAL PROPERTY INDEMNIFICATION
Concur and/or its suppliers own all right, title and interest in and to the Software and other software, hardware and other technology used in connection with Concur's provision of the Services, including all worldwide intellectual property rights therein. Nothing herein shall be construed as granting to Customer a license or any other right under any patents, trademark, trade secret, or copyright which Concur may have or obtain relating to the Software except as expressly provided herein. Concur will indemnify, defend and hold harmless Customer against any claim, suit, or proceeding brought against Customer based on a claim that the Software or Services infringe any third party's copyright or trademark rights, U.S. patent, or misappropriates a third party's trade secrets (a "Claim"); provided that (i) Concur is notified promptly in writing of such claim; (ii) Concur is given sole authority and control of the defense or settlement of such Claim and (iii) Customer provides all reasonable information and assistance requested by Concur (at Concur's reasonable expense) to handle the defense or settlement of any such Claim. Concur agrees to pay all damages and costs (including without limitation reasonable attorneys' fees) finally awarded by a court of competent jurisdiction against Customer resulting from any such Claim.

9.      PROPRIETARY INFORMATION
The information accessible through the Software and Services is protected by copyright. Customer agrees not to reproduce, retransmit, disseminate, sell, distribute, publish, broadcast, circulate or commercially exploit such information in any manner without Concur's express consent, nor to use such information for any unlawful purpose or for any purpose contrary to the terms of this Agreement. Customer agrees to protect the Software and Services with at least the same degree of care and confidentiality (but, in no event, less than a reasonable degree) which Customer uses to protect its own confidential information.

10.     PUBLIC ANNOUNCEMENTS
Neither party shall use the name or marks, or refer to the identity of the other party, in advertising, publicity, promotional marketing material or correspondence, unless the prior written consent of the other party has been obtained, provided, however, that Concur may use Customer's name in materials containing lists of customers which Concur may publish or use for promotional purposes from time to time so long as (a) Customer's name will not appear with any greater prominence than the names of the other customers on such lists and
(b) Customer's name will not be used in any manner that implies a special endorsement of Concur by Customer.

11.     CONFIDENTIALITY
Each party agrees to preserve the confidentiality of all the terms and pricing of this Agreement, the results of any benchmark testing of the Software (or any component thereof) or the Services, and information it has received from the other party that identifies or can be used to identify the person or Customer to whom such information relates.

12.     IDENTIFICATION
Customer is responsible for ensuring the confidentiality of its corporate ID, and the user ID(s) and password(s) of persons Customer authorizes to use the Services. Customer will be responsible for all transactions entered through and under its corporate ID, user ID(s) and password(s), and any such transactions will be deemed to have been completed by Customer. Customer agrees to maintain a current list of all persons authorized to administer the configuration and operation of the Services and to notify Concur of changes to authorized personnel. In no event will Concur be liable for the foregoing obligations or the failure by Customer to fulfill such obligations.

13.  TERM; TERMINATION

The term of this Agreement shall be two (2) years. The term of the Agreement will be automatically extended (a) for an additional one (1) year period unless terminated in writing by Concur or Customer at least thirty (30) days before the end of the initial two (2) year period and (b) thereafter, for successive additional one (1) year periods unless terminated in writing at least thirty
(30) days before the end of the then-current one (1) year period by Concur or Customer. Concur may terminate this Agreement, following notice by Concur to Customer and subject to a sixty (60) day cure period, in the event of: (i) unauthorized use of the Software or Services; (ii) material breach of this Agreement; (iii) any disruption of Concur's access to the Software caused by Customer's negligence or misconduct; or (iv) any materially adverse change that prevents Customer's satisfactory fulfillment of the terms of this Agreement. Customer may terminate this Agreement, following notice by Customer to Concur and subject to a sixty (60) day cure period, in the event of a material breach by Concur of Concur's warranty hereunder or of any of Concur's other material obligations under this Agreement. In the event of a termination of this Agreement for any reason, Customer shall be obligated to pay Concur for any fees accrued through the date of the termination. In the event of a termination of this Agreement prior to the end of its initial two-year term for any reason, other than a material breach by Concur, Customer shall be liable to Concur for payment of the Disconnection Fee set forth in Exhibit A. Upon termination of
                                              ---------
this Agreement for any reason, Customer's passwords and/or user ID(s) will be invalidated.

14.  NOTICES

Unless otherwise notified by the other in writing pursuant to this Section 14, each party will send all notices to the other at the addresses set forth below to the attention of the Contracts Administration department in the case of Concur. The parties may deliver notices pursuant to this Agreement by facsimile or electronic transmission. Each party agrees that the delivery of any notice by facsimile or electronic transmission shall have the same force and effect as delivery of an original notice and that each party may use such facsimile or electronic transmission as evidence of the delivery of the notice to the same extent that an original notice could be used. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

15.  MISCELLANEOUS

15.1 Governing Law. This agreement will be governed by and construed in accordance with the laws of the state of Washington, excluding those laws that direct the application of the laws of another jurisdiction.

15.2 Arbitration; Venue. Any dispute or controversy arising under this Agreement shall be finally settled by arbitration conducted in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof; provided that nothing in this Section 15.2 shall prevent a party from applying to a court of competent jurisdiction to obtain a temporary relief pending resolution of the dispute through arbitration. The parties agree that service of any notices in the course of such arbitration shall be valid and sufficient in the County of King in the State of Washington. Any action or proceeding to enforce the terms of this Agreement shall be brought in a court of competent jurisdiction located in the County of King and the parties hereby consent to the jurisdiction of such courts for purposes of any such action or proceeding.

15.3 Assignment. This Agreement may not be assigned or transferred by either party without the prior written permission of the other party, which permission shall not be unreasonably withheld. Any attempted assignment without such consent will be void. Notwithstanding the foregoing, either party may assign this Agreement, without the other party's permission, in connection with any merger, consolidation, sale of all or substantially all of such assigning party's assets, or any other similar transaction, provided that such assignee agrees to be bound by the terms and conditions of this Agreement, including the obligation to pay a greater aggregate amount of fees due to any greater usage by such assignee. Customer agrees that Concur may subcontract the hosting and other services to be performed in connection with this Agreement, provided that any such subcontracting arrangement will not relieve Concur of any of its obligations hereunder.

15.4 Waiver and Severability. Failure to enforce any term or condition of this Agreement shall not be a waiver of the right to later enforce such term or condition or any other term or condition of this Agreement. If any provision of this Agreement is found to be void or unenforceable, that provision will be enforced to the maximum extent possible, and the remaining provisions of this Agreement will remain in full force and effect.

15.5 Changes to Service. Subject to the terms of Section 3, Concur has the reasonable right to effect changes to the terms under which the Services are offered; provided, however, that Concur shall not effect any changes that would materially reduce the overall level of beneficial service previously being offered.

          15.6 Force Majeure. Except for the obligation to pay money, neither party will be liable for failure or delay in performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, provided that the delayed party: (a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

15.7 Relationship of Parties. Concur and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Concur and Customer. Neither Concur nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

15.8 Entire Agreement. This Agreement is the entire agreement with respect to the subject matter hereof and supersedes any previous agreement with respect to the subject matter hereof.

15.9 Survival. The terms and conditions of this Agreement that by their sense and context are intended to survive after performance of the obligation hereunder shall survive termination or expiration of this Agreement, including but not limited to Sections 6, 8, 9, 10, 11, 14 and 15 of the Agreement.

          Customer, by its duly authorized representative, signifies its agreement and acceptance of the terms and conditions set forth in this Agreement by the signature below.

CUSTOMER

By:______________________________

Print Name:______________________

Title:___________________________

Date:____________________________

Address:_________________________
        _________________________
        _________________________
        _________________________

                          EXHIBIT A-CONCUR EXPENSE

          SERVICES

          (a)  Setup Services:
               --------------

          CONCUR eWORKPLACE.COM/Expense Reporting Service Options
          .    Defined system configuration options
          .    Import of Employee data (requires Customer supplied ASCII
               electronic employee file)
          .    ASCII financial feed available for download
          .    Standardized report templates
          .    Corporate card prepopulation set-up (optional)
          .    Corporate card remittance file set-up (optional)
          .    Electronic Funds Transfer (EFT)/ACH payment processing (optional)

          (b)  Basic Services (included in Monthly Service Charge):
               ----------------------------------------------------

          Application Hosting Service (CONCUR eWORKPLACE.COM)
          .    Expense Web (travelers and managers) - Provides for input, submission and initial manager approval of expense reports. Audit rules can be applied to ensure policy compliance.
          .    Expense Auditor - Defines rules and policies to be audited during the expense report creation and approval process. Exceptions are flagged for review and action.
          .    Expense Processor - Back office review, approval and auditing of expense reports.
          .    Expense Payment Manager - Releases approved reports for payment, generates payment files according to your reimbursement
               preferences, and generates a standard GL interface file.
          .    Concur Analysis Tools - Provides multiple reports and report options for analyzing spending by employee, vendor, category, etc. Most reports include drill-down functionality, displaying increasing levels of detail.
          .    Concur eWorkplace Tools
               .    Administrator - Setup and administer Company News, How Do I,
                    Tip of the Day and Application Bar (which provides links to other applications and Web sites)
               .    Employee Administrator - Set-up and activation of new
                    employees. Administration of existing employees. Set-up and administration of credit card information.
               .    Settings - Define company-level settings for Concur
                    eWorkplace.com, including workflow, email notification, Web settings and more.
          .    First 50 users per month

          Application and Associated Services Technical Support
          .    Support for application and associated services. Browser, email,
               Internet connections, company policies and procedures are
               Customer's responsibility.
          .    Second-tier support (End-users are required to call Customer's help desk for assistance) for two (2) named users.
          .    Phone support is available 6:00am - 6:00pm PST (877) 879-0204.
          .    Holidays excluded: New Year's Day, Memorial Day, Independence
               Day, Labor Day, Thanksgiving Day, Day after Thanksgiving and
               Christmas Day. Concur reserves the right to change
               observed/published holidays.
          .    Product description: http://www.concureworkplace.com
                                    -------------------------------

(c)  Optional Training Manuals:

Training QuickStart Guides -- QuickStart guides are a supplemental training aid to assist end users. They can be ordered for $1.50 per guide (in minimum increments of 25 guides) plus applicable taxes and shipping charges.

                                    Pricing

     (a)  Setup Fee: $[ * * * ] due upon execution of this Agreement)

     (b)  Monthly Service Charge: $[ * * * ]
                                  -

     (c)  Service Fees: See Table Below
                        ---------------

================================================================================
                                       FEE PER               (Optional Service)
   NUMBER OF ACTIVE USERS            ACTIVE USER                 EFT/ACH FEE
          PER MONTH                   PER MONTH                   PER MONTH
--------------------------------------------------------------------------------
          [ * * * ]                   [ * * * ]                   [ * * * ]
--------------------------------------------------------------------------------
          [ * * * ]                   [ * * * ]                   [ * * * ]
--------------------------------------------------------------------------------
          [ * * * ]                   [ * * * ]                   [ * * * ]
--------------------------------------------------------------------------------
          [ * * * ]                   [ * * * ]                   [ * * * ]
--------------------------------------------------------------------------------
          [ * * * ]                   [ * * * ]                   [ * * * ]
--------------------------------------------------------------------------------
          [ * * * ]                   [ * * * ]                   [ * * * ]
--------------------------------------------------------------------------------
          [ * * * ]                   [ * * * ]                   [ * * * ]
--------------------------------------------------------------------------------
          [ * * * ]                   [ * * * ]                   [ * * * ]
--------------------------------------------------------------------------------
          [ * * * ]                   [ * * * ]                   [ * * * ]
--------------------------------------------------------------------------------
          [ * * * ]                   [ * * * ]                   [ * * * ]
================================================================================
================================================================================
MONTHLY SERVICE CHARGE                  The Monthly Service Charge will be
BILLING                                 waived for the first monthly billing
                                        period after this Agreement is signed.
--------------------------------------------------------------------------------
EFT FEES                                EFT Fees apply if the Customer chooses
                                        to use Concur eWorkplace.com's EFT/ACH
                                        optional payment services.
--------------------------------------------------------------------------------
SERVICE FEES                            Service Fees are based on the number of
                                        active users during a given month. For
                                        these purposes, an "active user" is
                                        considered an employee or
                                        consultant/contractor of Customer who
                                        has submitted one or more expense
                                        reports using the Software.
--------------------------------------------------------------------------------
DISCONNECTION FEE                       Calculated by multiplying the average
                                        monthly billing from commencement of the
                                        Agreement to the date of termination by
                                        the number of months remaining in the
                                        Agreement term.
--------------------------------------------------------------------------------
CONFIGURATION CHANGE FEE                Occasionally, Customers may require
                                        updates to their original configuration
                                        to accommodate changes in their
                                        business. Examples include, but are not
                                        limited to, a change to the
                                        reimbursement method, implementation of
                                        a new financial system and a change to
                                        the Chart of Accounts, or the
                                        incorporation of new employees for a
                                        recent company merger. In each case,
                                        these could require setup, testing and
                                        deployment assistance from our Account
                                        Services Team. There will be a fee for
                                        each configuration change after the
                                        client has completed the initial
                                        implementation cycle and the monthly
                                        billing period has been initiated. The
                                        typical fee for changes is $[ * * * ],
                                        but may be more depending on your needs.
                                        Upon request, an estimate will be
                                        provided for your requirements.
================================================================================

     (d)  Optional Training Manuals:
          -------------------------

     Training QuickStart Guides -- QuickStart guides can be ordered for $[ * * * ] per guide (in minimum increments of 25 guides) plus applicable taxes and shipping charges.

**Note: Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                          EXHIBIT B - CONCUR EXPENSE

                             PAYMENT AUTHORIZATION

                           AUTOMATIC MONTHLY PAYMENT

An email will be sent each month with a URL link to an electronic bill for your review. The electronic bill will provide a summary invoice that can be printed for your records and drill-down capability to view a detailed listing of all active users during the applicable period. The automatic monthly payment will be initiated on the same day that the invoice is generated.

General Information                  Please complete the following information:

Company Name:              _____________________________________________________

Billing Contact:           _____________________________________________________

Contact Email Address:     _____________________________________________________

Federal Tax ID:            _____________________________________________________

Bank Name:                 _____________________________________________________

Bank Account Name:         _____________________________________________________
(if different than company name)

Account Number:            _____________________________________________________

Account Routing Number:    _____________________________________________________
(must be 9 digits)

I, the undersigned, on behalf of Customer, do hereby give Concur the authorization to use the above information to bill and receive payment of all charges incurred for the Services under this Agreement.

Signature  _______________________________        Date__________________________


Name       _______________________________        Title_________________________

                                   EXHIBIT D

                                  PRICE LISTS



                      See Exhibit A of Exhibit C, Pricing